Exhibit 99.01
Valero Energy Corporation Reports Third Quarter 2009 Results
SAN ANTONIO, October 27, 2009 — Valero Energy Corporation (NYSE: VLO) today reported a net loss of $219 million, or $0.39 per share, for the third quarter of 2009, excluding special items. This compares to net income of $1.0 billion, or $1.91 per share, for the third quarter of 2008, excluding special items. On a GAAP basis, the company reported a net loss of $489 million, or $0.87 per share, for the third quarter of 2009, compared to third quarter 2008 net income of $1.2 billion, or $2.18 per share. Special items in the third quarter 2009 include an asset impairment loss of $417 million before taxes, or $0.48 per share after taxes, related primarily to the permanent shutdown of the gasifier complex at the company’s Delaware City refinery. The third quarter 2008 special items include a gain of $305 million on the sale of the Krotz Springs, Louisiana refinery and $43 million of asset impairment losses before taxes, which together amount to $0.27 per share after taxes.
The third quarter 2009 operating loss was $579 million versus $1.8 billon of operating income in the third quarter of 2008. Excluding the special items discussed above, the third quarter 2009 operating loss was $162 million compared to $1.6 billion of operating income in the third quarter of 2008. The decline in operating income, excluding special items, was primarily due to lower margins on diesel and jet fuel, and smaller discounts on sour crude oil and other feedstocks.
“Refining margins in the third quarter continued to suffer from a combination of weak demand for refined products and high inventories,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “Given the difficult refining conditions, we took further action in the third quarter to improve our profitability. First, we extended the plantwide shutdown of the Aruba refinery. At the Delaware City refinery, we streamlined operations by closing the gasifier complex and idling the coker. In October, we began a focused effort to reduce costs at our Paulsboro refinery. Across our refining system, we have been taking advantage of our operating flexibility by shifting feedstocks and operating rates to optimize throughput margins.
“As to operating expenses, our efforts to reduce costs are paying off. Comparing the first nine months of 2008 versus 2009, our refinery operating expenses excluding depreciation and amortization were down more than $700 million. Much of this was due to lower energy and natural gas prices, but over $200 million was due to our ongoing cost-reduction efforts.
“Similar to last quarter, our retail and ethanol segments had outstanding results. Our retail business had the highest third-quarter and year-to-date operating income in company history on strong U.S. retail fuel margins and solid performance in Canada. Our ethanol business earned $49 million of operating income in the third quarter, more than double the second quarter results, as we increased run rates at all seven ethanol plants and captured very good margins. In October, ethanol margins have continued at strong levels.”

Regarding cash flows in the third quarter of 2009, the company’s capital spending was $521 million, of which $52 million was for turnaround and catalyst expenditures. The company paid $84 million in dividends on its common stock and ended the third quarter with $1.6 billion in cash and temporary cash investments.
“Our liquidity and balance sheet remain in great shape, and we will continue to focus on improving profitability by lowering costs and optimizing our system,” Klesse said. “As we strive to lower costs and become even more competitive, we expect the improving world economy will drive demand growth for our products and support a recovery in refining margins and sour crude discounts. We view 2009 as a trough period for refined product demand, and we look forward to an upturn in fundamentals and demand in 2010.”
As described in Note 13 to the company’s Form 10-Q for the period ended June 30, 2009, the company is awaiting a decision from the Netherlands Arbitration Institute regarding the company’s dispute of a turnover tax on export sales that the Government of Aruba enacted in 2007. If the decision is announced prior to filing the Form 10-Q for the period ended September 30, 2009 and if the decision has a material impact on the third quarter 2009 financial results, then the company will update its earnings release to conform with the Form 10-Q filing.
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio with approximately 22,000 employees and 2008 revenues of $119 billion. The company owns and operates 16 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately three million barrels per day, making it the largest refiner in North America. Valero is also a leading ethanol producer with seven ethanol plants in the Midwest with a combined capacity of 780 million gallons per year, and is one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon brands. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009 (1)	2008 (2)	2009 (1)	2008 (2)
STATEMENT OF INCOME DATA:
Operating Revenues (3)	$19,489	$35,960	$51,238	$100,545

Costs and Expenses:
Cost of Sales	17,990	32,506	46,161	91,848
Operating Expenses	923	1,136	2,778	3,383
Retail Selling Expenses	182	201	522	579
General and Administrative Expenses	167	169	435	421
Depreciation and Amortization Expense	389	370	1,156	1,106
Asset Impairment Loss (4)	417	43	575	43
Gain on Sale of Krotz Springs Refinery (2)	—	(305)	—	(305)

Total Costs and Expenses	20,068	34,120	51,627	97,075

Operating Income (Loss)	(579)	1,840	(389)	3,470

Other Income (Expense), Net	9	36	(16)	71

Interest and Debt Expense:
Incurred	(143)	(112)	(380)	(335)
Capitalized	19	31	95	74

Income (Loss) Before Income Tax Expense (Benefit)	(694)	1,795	(690)	3,280

Income Tax Expense (Benefit)	(205)	643	(256)	1,133

Net Income (Loss)	$(489)	$1,152	$(434)	$2,147

Earnings (Loss) per Common Share (5)	$(0.87)	$2.20	$(0.81)	$4.07

Weighted Average Common Shares Outstanding (in millions)	561	522	534	526

Earnings (Loss) per Common Share — Assuming Dilution	$(0.87)	$2.18	$(0.81)	$4.02

Weighted Average Common Shares Outstanding — Assuming Dilution (in millions) (6)	561	529	534	535

	September 30,	December 31,
	2009	2008
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$1,605	$940

Total Debt	$7,375	$6,576

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008 (2)	2009	2008 (2)
Operating Income (Loss) by Business Segment:
Refining	$(560)	$1,913	$(221)	$3,716

Retail:
U.S.	79	81	140	120
Canada	32	26	92	86

Total Retail	111	107	232	206

Ethanol (1)	49	—	71	—

Total Before Corporate	(400)	2,020	82	3,922
Corporate	(179)	(180)	(471)	(452)

Total	$(579)	$1,840	$(389)	$3,470

Depreciation and Amortization by Business Segment:
Refining	$345	$331	$1,035	$998

Retail:
U.S.	17	18	52	51
Canada	8	10	22	26

Total Retail	25	28	74	77

Ethanol (1)	7	—	12	—

Total Before Corporate	377	359	1,121	1,075
Corporate	12	11	35	31

Total	$389	$370	$1,156	$1,106

Operating Highlights:
Refining:
Throughput Margin per Barrel	$4.86	$13.11	$6.09	$10.80

Operating Costs per Barrel (4):
Refining Operating Expenses	$3.94	$4.78	$4.01	$4.66
Depreciation and Amortization	1.58	1.39	1.55	1.38

Total Operating Costs per Barrel	$5.52	$6.17	$5.56	$6.04

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	443	565	489	580
Medium/Light Sour Crude	544	670	582	680
Acidic Sweet Crude	24	75	80	76
Sweet Crude	676	578	619	622
Residuals	211	282	193	242
Other Feedstocks	179	136	177	141

Total Feedstocks	2,077	2,306	2,140	2,341
Blendstocks and Other	302	281	305	306

Total Throughput Volumes	2,379	2,587	2,445	2,647

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,207	1,136	1,176	1,197
Distillates	744	906	789	920
Petrochemicals	72	66	67	74
Other Products (7)	360	464	409	449

Total Yields	2,383	2,572	2,441	2,640

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Refining Operating Highlights by Region (8):
Gulf Coast (2):
Operating Income (Loss)	$(81)	$1,159	$28	$2,639

Throughput Volumes (Mbbls per Day)	1,238	1,324	1,316	1,399

Throughput Margin per Barrel	$4.66	$13.21	$5.22	$12.01

Operating Costs per Barrel (4):
Refining Operating Expenses	$3.81	$4.83	$3.65	$4.62
Depreciation and Amortization	1.57	1.37	1.49	1.30

Total Operating Costs per Barrel	$5.38	$6.20	$5.14	$5.92

Mid-Continent:
Operating Income	$5	$296	$197	$514

Throughput Volumes (Mbbls per Day)	374	426	381	426

Throughput Margin per Barrel	$5.38	$13.23	$7.18	$9.94

Operating Costs per Barrel (4):
Refining Operating Expenses	$3.69	$4.41	$3.72	$4.25
Depreciation and Amortization	1.53	1.28	1.57	1.29

Total Operating Costs per Barrel	$5.22	$5.69	$5.29	$5.54

Northeast:
Operating Income (Loss)	$(134)	$387	$(203)	$357

Throughput Volumes (Mbbls per Day)	485	552	467	545

Throughput Margin per Barrel	$2.86	$13.53	$4.94	$8.50

Operating Costs per Barrel (4):
Refining Operating Expenses	$4.26	$4.54	$4.90	$4.69
Depreciation and Amortization	1.59	1.36	1.62	1.42

Total Operating Costs per Barrel	$5.85	$5.90	$6.52	$6.11

West Coast:
Operating Income	$67	$114	$331	$249

Throughput Volumes (Mbbls per Day)	282	285	281	277

Throughput Margin per Barrel	$8.51	$11.60	$10.59	$10.55

Operating Costs per Barrel (4):
Refining Operating Expenses	$4.35	$5.53	$4.60	$5.50
Depreciation and Amortization	1.58	1.70	1.67	1.76

Total Operating Costs per Barrel	$5.93	$7.23	$6.27	$7.26

Operating Income (Loss) for Regions Above	$(143)	$1,956	$353	$3,759
Asset Impairment Loss Applicable to Refining	(417)	(43)	(574)	(43)

Total Refining Operating Income (Loss)	$(560)	$1,913	$(221)	$3,716

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Retail — U.S.:
Company-Operated Fuel Sites (Average)	998	984	1,001	961
Fuel Volumes (Gallons per Day per Site)	4,963	4,946	5,022	4,997
Fuel Margin per Gallon	$0.231	$0.273	$0.157	$0.173
Merchandise Sales	$315	$292	$888	$819
Merchandise Margin (Percentage of Sales)	28.7%	29.8%	29.2%	30.0%
Margin on Miscellaneous Sales	$22	$24	$66	$74
Selling Expenses	$120	$134	$349	$375

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,115	3,126	3,155	3,169
Fuel Margin per Gallon	$0.263	$0.261	$0.255	$0.278
Merchandise Sales	$58	$56	$146	$156
Merchandise Margin (Percentage of Sales)	28.6%	28.6%	29.1%	28.5%
Margin on Miscellaneous Sales	$10	$10	$25	$29
Selling Expenses	$62	$67	$173	$204

Ethanol (1):
Ethanol Production (Thousand Gallons per Day)	2,116	N/A	1,229	N/A
Gross Margin per Gallon of Ethanol Production	$0.59	N/A	$0.55	N/A
Operating Costs per Gallon of Ethanol Production:
Ethanol Operating Expenses	$0.31	N/A	$0.31	N/A
Depreciation and Amortization	0.03	N/A	0.03	N/A

Total Operating Costs per Gallon of Ethanol Production	$0.34	N/A	$0.34	N/A

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast):
West Texas Intermediate (WTI) Crude Oil	$68.18	$117.83	$56.90	$113.25
WTI Less Sour Crude Oil (9)	$1.72	$4.05	$1.25	$5.20
WTI Less Mars Crude Oil	$1.78	$5.26	$1.06	$6.40
WTI Less Maya Crude Oil	$5.01	$11.36	$4.68	$16.39

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$7.85	$12.13	$8.85	$7.66
No. 2 Fuel Oil Less WTI	$4.53	$19.27	$6.40	$19.17
Ultra-Low-Sulfur Diesel Less WTI	$6.99	$23.91	$8.59	$24.38
Propylene Less WTI	$8.22	$7.21	$(3.05)	$(0.11)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$8.11	$8.62	$9.09	$6.49
Low-Sulfur Diesel Less WTI	$8.01	$25.55	$8.63	$25.10
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$8.34	$5.80	$8.78	$4.62
No. 2 Fuel Oil Less WTI	$4.95	$19.86	$7.68	$20.85
Lube Oils Less WTI	$28.89	$89.33	$40.54	$51.75
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$18.00	$11.28	$18.40	$12.13
CARB Diesel Less WTI	$9.29	$22.94	$10.30	$24.57

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)
The information presented for the three and nine months ended September 30, 2009 includes the operations related to the acquisition of certain ethanol plants from VeraSun Energy Corporation. Ethanol plants located in Charles City, Fort Dodge and Hartley, Iowa; Aurora, South Dakota; and Welcome, Minnesota were purchased on April 1, 2009, and ethanol plants in Albert City, Iowa and Albion, Nebraska were purchased on April 9, 2009 and May 8, 2009, respectively. The ethanol production volumes reflected in this earnings release for the nine months ended September 30, 2009 are based on 273 calendar days rather than the actual daily production, which varied by facility.

(2)
Effective July 1, 2008, Valero sold its Krotz Springs Refinery to Alon Refining Krotz Springs, Inc. (Alon), a subsidiary of Alon USA Energy, Inc. The nature and significance of Valero’s post-closing participation in an offtake agreement with Alon represents a continuation of activities with the Krotz Springs Refinery for accounting purposes, and as such the results of operations related to the Krotz Springs Refinery have not been presented as discontinued operations in the Statement of Income Data for the three and nine months ended September 30, 2008. The refining operating highlights, both consolidated and for the Gulf Coast region, presented in this earnings release include the Krotz Springs Refinery for the nine months ended September 30, 2008. The pre-tax gain of $305 million on the sale of the Krotz Springs Refinery is included in the Gulf Coast operating income for the three and nine months ended September 30, 2008.

(3)
Includes excise taxes on sales by Valero’s U.S. retail system of $226 million and $207 million for the three months ended September 30, 2009 and 2008, respectively, and $659 million and $605 million for the nine months ended September 30, 2009 and 2008, respectively.

(4)
The asset impairment loss for the three months ended September 30, 2009 relates primarily to charges of approximately $340 million resulting from the permanent shutdown of the gasification unit at Valero’s Delaware City Refinery. The remaining loss for the three months ended September 30, 2009 relates to the permanent cancellation of certain capital projects in progress as a result of the unfavorable impact of the continuing economic slowdown on refining industry fundamentals. Losses resulting from the permanent cancellation of certain capital projects in progress in prior periods have been reclassified from Operating Expenses and presented separately for comparability with the third quarter 2009 presentation. The asset impairment loss amounts for all periods have been excluded from operating costs in determining operating costs per barrel, resulting in an adjustment to the operating costs per barrel previously reported in 2008.

(5)
Effective January 1, 2009, Valero adopted certain new accounting rules that require restricted stock granted under Valero’s stock-based compensation plans to be treated as participating securities under the two-class method of determining basic earnings per common share. Basic earnings per common share for prior periods are to be adjusted to conform to these new rules. The adoption of the new rules did not have any effect on the calculation of basic earnings per common share for the three and nine months ended September 30, 2009, but did reduce the $2.21 and $4.08 basic earnings per common share amounts originally reported for the three and nine months ended September 30, 2008, respectively.

(6)
Common equivalent shares have been excluded from the computation of diluted earnings (loss) per common share for the three and nine months ended September 30, 2009 as the effect of including such shares would be antidilutive.

(7)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(8)
The regions reflected herein contain the following refineries: Gulf Coast - Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs (prior to its sale effective July 1, 2008), St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent - McKee, Ardmore, and Memphis Refineries; Northeast - Quebec City, Paulsboro, and Delaware City Refineries; and West Coast - Benicia and Wilmington Refineries.

(9)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.